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                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors of Alcoa Inc. (the "Company") hereby constitute and appoint RICHARD B. KELSON, WILLIAM B. PLUMMER, TIMOTHY S. MOCK and DONNA C. DABNEY, or any of them, their true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required:


          (1) To enable the Company to comply with the Securities Exchange Act of 1934, as amended ("the "1934 Act"), and any rules, regulations or requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the filing under the 1934 Act of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "2001 Annual Report"), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to the 2001 Annual Report to be filed with the Commission and to any instruments or documents filed as part of or in connection with the 2001 Annual Report, including any amendments or supplements thereto; and

          (2) To enable the Company to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act of the offer and sale or delivery of shares of common stock of the Company to be issued under the Alcoa Stock Incentive Plan or any successor plan, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and said Plan or successor plan, or either of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statements, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto;

granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents on the date set opposite their names below.

/s/ Kathryn S. Fuller                     January 11, 2002
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Kathryn S. Fuller

/s/ Joseph T. Gorman                       January 11, 2002
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Joseph T. Gorman

/s/ Judith M. Gueron                       January 11, 2002
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Judith M. Gueron
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/s/ Sir Ronald Hampel                  January 11, 2002
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Sir Ronald Hampel

/s/ John P. Mulroney                   January 11, 2002
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John P. Mulroney

/s/ Henry B. Schacht                   January 11, 2002
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Henry B. Schacht

/s/ Franklin A. Thomas                 January 11, 2002
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Franklin A. Thomas

/s/ Marina v.N. Whitman                January 11, 2002
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Marina v.N. Whitman